                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material under Rule 14a-12
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           VORNADO OPERATING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant) Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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

                           VORNADO OPERATING COMPANY

                                  ------------
                                  ------------

                                   NOTICE OF
                                 ANNUAL MEETING
                                OF STOCKHOLDERS

                                      AND

                                PROXY STATEMENT
                                    2 0 0 1

                           VORNADO OPERATING COMPANY
                               888 SEVENTH AVENUE
                               NEW YORK, NY 10019
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 2001
                            ------------------------

To our Stockholders:

     The Annual Meeting of Stockholders of Vornado Operating Company, a Delaware corporation (the "Company"), will be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Wednesday, May 30, 2001, beginning at 10:00 a.m., local time, for the following purposes:

     (1) The election of two persons to the Board of Directors of the Company, each for a term of three years; and

     (2) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Pursuant to the By-laws of the Company, the Board of Directors of the Company has fixed the close of business on April 20, 2001, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

     Your attention is called to the attached proxy statement. Whether or not you plan to attend the meeting, you are urged to complete and sign the enclosed proxy and return it in the accompanying envelope to which no postage need be affixed if mailed in the United States. If you attend the meeting in person, you may revoke your proxy and vote your own shares.

                            By Order of the Board of Directors,

                            Larry Portal
                            Corporate Secretary

                           VORNADO OPERATING COMPANY

                               888 SEVENTH AVENUE
                               NEW YORK, NY 10019
                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 2001
                            ------------------------

     The enclosed proxy is being solicited by the Board of Directors (the "Board") of Vornado Operating Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 30, 2001, beginning at 10:00 a.m., local time at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 (the "Annual Meeting"). The proxy may be revoked by the stockholder at any time prior to its exercise at the Annual Meeting by executing and delivering to the Company at its principal office a written revocation or later dated proxy or by attending the Annual Meeting and voting in person. The cost of soliciting proxies will be borne by the Company. MacKenzie Partners, Inc. has been engaged by the Company to solicit proxies, at a fee not to exceed $5,000. In addition to solicitation by mail and by telephone, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company may reimburse them for their expenses in so doing.

     Only stockholders of record at the close of business on April 20, 2001 are entitled to notice of and to vote at the Annual Meeting. There were on such date 4,068,924 shares of common stock, par value $.01 per share ("Common Stock"), of the Company outstanding, each entitled to one vote at the Annual Meeting.

     The principal executive office of the Company is located at 888 Seventh Avenue, New York, New York 10019. The accompanying notice of annual meeting of stockholders, this proxy statement and the enclosed proxy will be mailed on or about May 8, 2001 to the Company's stockholders of record as of the close of business on April 20, 2001.

                             ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

     The Company's Board of Directors currently has six members. The Company's restated certificate of incorporation (the "Charter") provides that the directors of the Company will be divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board of Directors. The term of office of Class III directors will expire at the annual meeting of stockholders in 2001, the term of office of Class I directors will expire at the annual meeting of stockholders in 2002 and the term of office of Class II directors will expire at the annual meeting of stockholders in 2003, with each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified.

     Unless otherwise directed in the proxy, each of the persons named in the enclosed proxy, or his substitute, will vote such proxy for the election of the two nominees listed below as directors for a three-year term and until their respective successors are duly elected and qualified. If any nominee at the time of election is unavailable to serve, a contingency not presently anticipated, it is intended that the persons named in the proxy, or their substitutes, will vote for an alternate nominee who will be designated by the Board. Proxies may be voted only for the nominees named or such alternates.

     Under the By-laws, the affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is sufficient to elect a director. Under Delaware law, proxies marked "withhold authority" will be counted for the purpose of determining the presence of a quorum but such proxies will not be counted as votes cast in the election of directors and thus will have no effect on the result of the vote.

     Broker non-votes, if any, will be included in determining whether a quorum is present, but will not be included in determining the number of votes cast in a Director's favor. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that matter.

     The following table sets forth the nominees (both of whom are presently members of the Board) and the other present members of the Board. With respect to each such person, the table sets forth the age, principal occupation, position presently held with the Company, and the year in which the person first became a director of the Company.

                                                         YEAR       YEAR
                               PRINCIPAL OCCUPATION      TERM       FIRST
                               AND PRESENT POSITION      WILL     APPOINTED
NAME                   AGE       WITH THE COMPANY       EXPIRE   AS DIRECTOR
----                   ---   -------------------------  ------   -----------
NOMINEES FOR ELECTION TO SERVE AS DIRECTORS
UNTIL THE ANNUAL MEETING IN 2004
------------------------------------------------------
Steven Roth(1)         59    Chairman of the Board and   2001       1998
                             Chief Executive Officer
                             of the Company; Managing
                             General Partner of
                             Interstate Properties
                             ("Interstate")
Michael D.
  Fascitelli(1)        44    President of the Company    2001       1998

PRESENT DIRECTORS ELECTED TO SERVE UNTIL THE
ANNUAL MEETING IN 2002
------------------------------------------------------
Douglas H.
  Dittrick(2)          67    President and Chief         2002       1998
                             Executive Officer of
                             Douglas Communications
                             Corporation II
Richard West(2)(3)     63    Dean Emeritus, Leonard N.   2002       1998
                             Stern School of Business,
                             New York University

PRESENT DIRECTORS ELECTED TO SERVE UNTIL THE ANNUAL
MEETING IN 2003
------------------------------------------------------
Martin Rosen(2)(3)     59    President of United Yarn    2003       1998
                             Products Co., Inc.
Russell B. Wight,
  Jr.(1)               61    A general partner of        2003       1998
                             Interstate

---------------
(1) Member of the Executive Committee of the Board of Directors of the Company.

(2) Member of the Audit Committee of the Board of Directors of the Company.

(3) Member of the Compensation Committee of the Board of Directors of the Company.

     Mr. Roth is Chairman of the Board and Chief Executive Officer of the Company. Mr. Roth has been Chairman of the Board and Chief Executive Officer of Vornado Realty Trust ("Vornado") since May 1989 and Chairman of the Executive Committee of the Board of Vornado since April 1988. Since 1968, he has been a general partner of Interstate and more recently he has been Managing General Partner. On March 2, 1995, he became Chief Executive Officer of Alexander's, Inc. ("Alexander's"). Mr. Roth is also a director of Alexander's and of Capital Trust, Inc.

     Mr. Fascitelli is President of the Company. Mr. Fascitelli has been President and a trustee of Vornado, and a director of Alexander's since December 2, 1996. Mr. Fascitelli has been president of Alexander's since August 1, 2000. From December 1992 to December 1996, Mr. Fascitelli was a partner at Goldman, Sachs & Co. in charge of its real estate practice and was a vice president prior to 1992.

     Mr. Rosen has been the President of United Yarn Products Co., Inc. (a manufacturer of synthetic fiber) since 1970. Mr. Rosen is a former director of First National Bank of North Jersey, and a former director of First Fidelity North, N.A. Mr. Rosen is a board member and past president of the YM-YWHA of North Jersey, a board member of the Daughters of Miriam Home for the Aged Foundation, and Chairman of the Counsel for the Arts at Massachusetts Institute of Technology.

     Mr. Wight has been a general partner of Interstate since 1968. Mr. Wight is also a trustee of Vornado and a director of Alexander's.

     Mr. Dittrick has been the President and Chief Executive Officer of Douglas Communications Corporation II (cable television) since July 1986. Prior to July 1986, Mr. Dittrick was the President and Chief Executive Officer of Tribune Cable Communications, a cable television subsidiary of Tribune Company, which was sold in 1986. Mr. Dittrick is Chairman of the Board of Trustees of Ohio Wesleyan University, past President of Phi Gamma Delta, an international college fraternity, and the Chairman of the Board of Trustees of Valley Hospital.

     Mr. West is Dean Emeritus of the Leonard N. Stern School of Business, New York University. He was a professor there from September 1984 until September 1995. Prior thereto, Mr. West was Dean of the Amos Tuck School of Business Administration at Dartmouth College. Mr. West is also a trustee of Vornado and a director of Alexander's, Bowne & Co., Inc., and various investment companies managed by Merrill Lynch Asset Management, Inc. or Hotchkis and Wiley, both affiliates of Merrill Lynch & Co.

     The Company is not aware of any family relationships among any directors or executive officers of the Company. Messrs. Roth and Wight are affiliated with each other as general partners of Interstate and in other businesses.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has an Executive Committee, an Audit Committee and a Compensation Committee.

     The Board held three meetings during 2000. Each director attended at least 80% of the combined total of the meetings of the Board and all committees on which he served during 2000.

  Executive Committee

     The Executive Committee possesses and may exercise all the authority and powers of the Board in the management of the business and affairs of the Company, except those reserved to the Board by the Delaware General Corporation Law. The Executive Committee consists of three members, Messrs. Roth, Fascitelli and Wight. Mr. Roth is Chairman of the Executive Committee. The Executive Committee did not meet in 2000.

  Audit Committee

     The purposes of the Audit Committee are to assist the Board: (i) in its oversight of the Company's accounting and financial reporting principles and policies and internal controls and procedures; (ii) in its oversight of the Company's financial statements and the independent audit thereof; (iii) in selecting, evaluating and, where deemed appropriate, replacing the outside auditors; and (iv) in evaluating the independence of the outside auditors. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including review of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. A copy of the Audit Committee's charter is attached as Annex A to this Proxy Statement. The Audit Committee, which held four meetings during 2000, consists of three members, Messrs. West, Rosen and Dittrick. Mr. Rosen was appointed to the Audit Committee at the March 2, 2000 meeting of the Board of Directors. Effective March 2, 2000, Mr. Dittrick became the Chairman of the Audit Committee. Prior thereto, Mr. West was the Chairman of the Audit Committee.

  Compensation Committee

     The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting of awards under the 1998 Omnibus Stock Plan of Vornado Operating Company (the "Omnibus Stock Plan"). The Committee consists of two members, Messrs. West and Rosen. Mr. West is the Chairman of the Compensation Committee. The Compensation Committee held one meeting in 2000.

                             COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is responsible for establishing the terms of the compensation of the executive officers and the granting of awards under the Company's Omnibus Stock Plan.

     The only executive officer of the Company that has received cash compensation from the Company is Emanuel Pearlman, the Company's Chief Operating Officer. Mr. Pearlman's base salary is $300,000 in accordance with his employment agreement. None of the Company's other executive officers has received compensation from or on behalf of the Company since its formation on October 30, 1997, except that in connection with the formation of the Company, options and Stock Appreciation Rights ("SARs") were granted to Vornado employees who held Vornado options, including executive officers of the Company.

     The Company has an employment agreement with Mr. Pearlman which commenced on June 15, 2000. Mr. Pearlman's employment agreement provides for an annual base salary of not less than $300,000. In addition, Mr. Pearlman was granted options to purchase 175,000 shares of common stock, exercisable at the current market price on the date the options were granted.

     The factors and criteria which the Compensation Committee utilizes in establishing the compensation of the Company's executive officers include an evaluation of the Company's overall financial and business performance, the officer's overall leadership and management and contributions by the officer to the Company's acquisitions or investments. The Compensation Committee also considers the compensation provided in the prior year and estimates of compensation to be provided by similar companies in the current year. The primary objective of the Compensation Committee in establishing the terms of the executive officers' compensation is to provide strong financial incentives for the executive officers to maximize stockholder value. The Compensation Committee believes that the best way to accomplish this objective is to grant substantial stock options on a fixed share basis without adjusting the number of shares granted to offset changes in the Company's stock price.

     Section 162(m) of the Internal Revenue Code, which was adopted in 1993, provides that, in general, publicly traded companies may not deduct, in any taxable year, compensation in excess of $1,000,000 paid to the company's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year which is not "performance based", as defined in
Section 162(m). Options granted under the Omnibus Stock Plan to date satisfy the performance based requirements under the final regulations issued with respect to Section 162(m).

               RICHARD WEST
               MARTIN N. ROSEN

                               PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock with the performance of the Russell 2000 Index and NASDAQ Industrial Index (a peer group index) for the period from October 16, 1998 (the initial day of trading of the Common Stock on the American Stock Exchange) through the end of 2000. The graph assumes that $100 was invested on October 16, 1998 in each of the Company's Common Stock, the Russell 2000 Index and the NASDAQ Industrial Index, and that all dividends were reinvested. THERE CAN BE NO ASSURANCE THAT PERFORMANCE OF THE COMPANY'S SHARES WILL CONTINUE IN LINE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH BELOW.
[PERFORMANCE GRAPH]

                                                    VORNADO OPERATING
                                                         COMPANY               RUSSELL 2000 INDEX        NASDAQ INDUSTRIAL INDEX
                                                    -----------------          ------------------        -----------------------
10/16/98                                                 100.00                      100.00                      100.00
12/31/98                                                 101.00                      112.00                      129.00
12/31/99                                                  75.00                      136.00                      187.00
12/31/00                                                  26.00                      132.00                      156.00

------------------------------------------------------------------------
                          10/16/98    12/31/98    12/31/99   12/31/2000
------------------------------------------------------------------------
 Vornado Operating
  Company                    100         101          75          26
 Russell 2000 Index          100         112         136         132
 NASDAQ Industrial Index     100         129         187         156

                           PRINCIPAL SECURITY HOLDERS

     The following table sets forth the number of shares of Common Stock and units of limited partnership interest ("Units") in Vornado Operating L.P., a Delaware limited partnership (the "Company L.P."), beneficially owned by (i) each person who holds more than a 5% interest in the Company, (ii) directors of the Company, (iii) executive officers of the Company, and (iv) the directors and executive officers of the Company as a group. In addition, unless otherwise noted, the address of all such persons is c/o Vornado Operating Company, 888 Seventh Avenue, New York, New York 10019.

                                  NUMBER OF
                                  SHARES OF
                                 COMMON STOCK                PERCENT OF
                                  AND UNITS     PERCENT OF   ALL SHARES
                                 BENEFICIALLY   ALL SHARES   AND UNITS
NAME OF BENEFICIAL OWNER           OWNED(1)       (1)(2)       (1)(2)
------------------------         ------------   ----------   ----------
NAMED EXECUTIVE OFFICERS AND
  DIRECTORS
Steven Roth(3)(4)..............    776,545          8.0%        17.0%
Russell B. Wight, Jr.(3)(5)....    685,140          5.8%        15.1%
Michael D. Fascitelli..........    179,977          4.3%         3.9%
Douglas H. Dittrick............     17,500            *            *
Martin N. Rosen................     10,500            *            *
Richard West(6)................     21,550            *            *
Joseph Macnow..................     17,150            *            *
Emanuel Pearlman...............    138,970          3.4%         3.1%
All executive officers and
  directors as a group (10
  persons).....................    745,275         17.3%        25.1%
OTHER BENEFICIAL OWNERS
David Mandelbaum(3)............    663,099          5.3%        14.7%
Interstate(3)..................    647,150          4.9%        14.3%
Gotham Partners, L.P., Gotham
  Partners III, L.P., Gotham
  International Advisors,
  L.L.C., Gotham Holdings II,
  L.L.C. and Gotham Holdings
  III, L.L.C.(7)...............    409,925         10.1%         9.1%

---------------
 *  Less than 1%.

(1) Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Common Stock. Numbers and percentages in the table are based on 4,068,924 shares of Common Stock and 447,017 Units outstanding as of April 20, 2001.

(2) The total number of shares outstanding used in calculating this percentage assumes that all shares that each person has the right to acquire within 60 days pursuant to the exercise of options or upon the redemption of Units for shares are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(3) Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the general partners, owns 200,133 shares of Common Stock and also owns a 9.9% limited partnership interest in Company L.P. Interstate has the right to have its Units in Company L.P. redeemed by Company L.P. either (a) for cash in an amount equal to the fair market value, at the time of redemption, of 447,017 shares of Common Stock or (b) for 447,017 shares of Common Stock, in each case as selected by the Company and subject to customary anti-dilution provisions.

(4) Includes 1,720 shares owned by the Daryl and Steven Roth Foundation, over which Mr. Roth holds sole voting power and investment power. Does not include 1,800 shares owned by Mr. Roth's wife, as to which Mr. Roth disclaims any beneficial interest.

(5) Includes 3,340 shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and investment power.

(6) Mr. West and his wife own 10,150 shares jointly. Mr. West holds 900 shares in self-directed Keogh accounts.

(7) Based on Schedule 13G filed on February 14, 2001, Gotham Partners, L.P., Gotham Partners III, L.P., Gotham International Advisors, L.L.C., Gotham Holdings II, L.L.C. and Gotham Holdings III, L.L.C. have the sole power to vote or to direct the vote of, and the sole power to dispose or to direct the disposition of, 155,034 shares, 24,185 shares, 185,420 shares, 24,391 shares and 20,895 shares respectively. The address of Gotham Partners, L.P., Gotham Partners III, L.P., Gotham International Advisors, L.L.C., Gotham Holdings II, L.L.C. and Gotham Holdings III, L.L.C. is 110 East 42nd Street, 18th Floor, New York, New York 10017.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation during each of the past three fiscal years for each of the executive officers of the Company whose total compensation aggregated $100,000 or more in 2000 ("Covered Executives"). Only Emanuel Pearlman, the Company's Chief Operating Officer, received cash compensation from the Company since its formation. None of the Company's other executive officers has received cash compensation from or on behalf of the Company since its formation. Although the Company does not currently pay a salary or other compensation to any executive officer other than to Mr. Pearlman (except that options or SARs have been granted to executive officers), the Company expects that it will pay salaries and other compensation to all of its executive officers when it begins conducting business operations material enough to warrant such compensation.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                                                 ------------
                                    ANNUAL COMPENSATION           SECURITIES     ALL OTHER
NAME AND                      --------------------------------    UNDERLYING    COMPENSATION
PRINCIPAL POSITION     YEAR   SALARY($)    BONUS($)   OTHER($)    OPTIONS(2)       ($)(3)
------------------     ----   ---------    --------   --------   ------------   ------------
Steven Roth..........  2000         --          --       0              --            --
 Chairman and          1999         --          --       0              --            --
 Chief Executive       1998         --          --       0         205,000            --
 Officer
Michael D.
 Fascitelli..........  2000         --          --       0              --            --
 President             1999         --          --       0              --            --
                       1998         --          --       0         200,000            --
Emanuel Pearlman.....  2000    156,108(1)  175,000       0         175,000         4,283
 Chief Operating
 Officer
Joseph Macnow........  2000         --          --       0              --            --
 Executive Vice        1999         --          --       0              --            --
 President --          1998         --          --       0          20,000            --
 Finance and
 Administration
Irwin Goldberg.......  2000         --          --       0              --            --
 Vice President --     1999         --          --       0              --            --
 Chief Financial       1998         --          --       0           3,000            --
 Officer(4)

---------------
(1) Mr. Pearlman's employment with the Company commenced on June 15, 2000.

(2) Options and SARs are exercisable 34% twelve months after grant, and 33% after each of the following two twelve-month periods.

(3) Represents annual amounts of (i) employer paid contributions to the Company's 401(k) retirement plan and (ii) Company paid whole life insurance premiums. Employer contributions to the Company's 401(k) retirement plan become vested 100% after the completion of five years of eligible service. The whole life insurance policies provide coverage in an amount equal to the excess of the amount covered under the Company's non-discriminatory group term life insurance benefit for all full time employees (i.e., two times salary) over the benefit cap imposed by the term insurance carrier.

(4) Mr. Goldberg retired from the Company on March 2, 2001.

     The following table lists all grants of stock options to the Covered Executives made in 2000 and their potential realizable values, assuming annualized rates of share price appreciation of 5% and 10% over the term of the grant. All of such grants were made in 2000.

                             OPTION GRANTS IN 2000

                                                                          POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                         VALUE AT
                                    ----------------------                   ASSUMED ANNUAL
                                    % OF TOTAL                                  RATES OF
                       NUMBER OF     OPTIONS                                   SHARE PRICE
                         SHARES     GRANTED TO   EXERCISE                   APPRECIATION FOR
                       UNDERLYING   EMPLOYEES     OR BASE                    OPTION TERM(2)
                        OPTIONS     IN FISCAL    PRICE PER   EXPIRATION   ---------------------
NAME                    GRANTED        YEAR      SHARE(1)       DATE         5%         10%
----                   ----------   ----------   ---------   ----------   --------   ----------
Emanuel Pearlman        175,000        100%      $6.71875    5/19/2010    $739,443   $1,873,893

---------------
(1) The exercise or base price per Share is equal to the current market price on the date the option was granted.

(2) Potential Realizable Value is based on the assumed annual growth rates for the market value of the Shares shown over their ten-year term. For example, a 5% growth rate, compounded annually, results in a price of $10.94 per share of Common Stock and a 10% growth rate, compounded annually, results in a price of $17.43 per share of Common Stock. These Potential Realizable Values are listed to comply with the regulations of the Securities and Exchange Commission, and the Company cannot predict whether these values will be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of the shares of Common Stock.

     The following table summarizes all exercises of options during 2000, and the number and value of options held at December 31, 2000, by the Covered Executives.

                AGGREGATED OPTION AND SAR EXERCISES IN 2000 AND
                         YEAR END OPTION AND SAR VALUES

                                                       NUMBER OF
                                                       SECURITIES       VALUE OF
                                                       UNDERLYING      UNEXERCISED
                                                      UNEXERCISED     IN-THE-MONEY
                                SHARES                OPTIONS/SARS    OPTIONS/SARS
                               ACQUIRED               AT 12/31/00      AT 12/31/00
                                  ON       VALUE      EXERCISABLE/    EXERCISABLE/
NAME                           EXERCISE   REALIZED   UNEXERCISABLE    UNEXERCISABLE
----                           --------   --------   --------------   -------------
Steven Roth                      --          $--     168,929/36,071        0/0
Michael D. Fascitelli            --          --      134,000/66,000        0/0
Emanuel Pearlman                 --          --           0/175,000        0/0
Joseph Macnow                    --          --        13,400/6,600        0/0
Irwin Goldberg                   --          --           2,010/990        0/0

EMPLOYMENT CONTRACTS

  Emanuel Pearlman

     Mr. Pearlman has an employment agreement which commenced on June 15, 2000 pursuant to which he serves as Chief Operating Officer of the Company. The employment agreement provides for an annual base salary of not less than $300,000. In June 2000, Mr. Pearlman was granted options to purchase 175,000 Shares, exercisable at the current market price on the date of grant.

     The employment agreement provides that each party shall notify the other party, at least 90 days prior to June 15, 2003, of its intention either (i) to negotiate an extension thereof on at least the same terms, conditions and compensation as then in effect or (ii) that the employment period shall expire. The employment agreement may be sooner terminated by either party by prior written notice of termination. If Mr. Pearlman's employment is terminated by the Company without cause or by Mr. Pearlman for a material breach of the agreement by the Company or upon a change of control, he will receive (A) his base salary accrued through the date of termination; (B) (i) a lump-sum payment equal to his then current base salary, if the termination occurs prior to June 15, 2001, or
(ii) a lump-sum payment equal to one and one-half times his then current base salary, if the termination occurs on or after June 15, 2001; (C) continued provision of benefits to him and his family for 12 months following the termination; and (D) options granted to him will become fully exercisable. The agreement further provides that if Mr. Pearlman's employment is terminated by the Company for cause or by him without a material breach by the Company, the payment of salary will cease upon the date of termination.

COMPENSATION OF DIRECTORS

     Messrs. Roth, Fascitelli and Wight each receive from the Company compensation at a rate of $25,000 per year for serving as a director of the Company and Messrs. West, Dittrick and Rosen each receive from the Company compensation at a rate of $50,000 per year for serving as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  General

     On October 16, 1998 Vornado Realty L.P. (the "Operating Partnership"), a subsidiary of Vornado, made a distribution (the "Distribution") of one share of Common Stock of the Company for each 20 units of limited partnership interest of the Operating Partnership (including the units owned by Vornado) held of record as of the close of business on October 9, 1998 (the "Record Date"), and Vornado in turn made a distribution of the Common Stock it received to the holders of its common shares of beneficial interest.

     The Company was formed on October 30, 1997, as a wholly owned subsidiary of Vornado. In order to maintain its status as a real estate investment trust ("REIT") for federal income tax purposes, Vornado is required to focus principally on investments in real estate assets. Accordingly, Vornado is prevented from owning certain assets and conducting certain activities that would be inconsistent with its status as a REIT. The Company was formed to own assets that Vornado could not itself own and conduct activities that Vornado could not itself conduct. The Company functions principally as an operating company, in contrast to Vor-nado's principal focus on investments in real estate assets. The Company is able to do so because it is taxable as a regular "C" corporation rather than as a REIT.

     The Company operates businesses conducted at properties it leases from Vornado, as contemplated by the agreement between the Company and Vornado, as described under "Vornado Agreement" below. The Company expects to rely on Vornado to identify business opportunities and currently expects that those opportunities will relate in some manner to Vornado and its real estate investments rather than to unrelated businesses.

  Capital Contribution and Revolving Credit Agreement

     As part of its formation, the Company obtained a $75,000,000 unsecured five-year revolving credit facility from Vornado ("Revolving Credit Agreement") which expires on December 31, 2004. Borrowings under the Revolving Credit Agreement bear interest at LIBOR plus 3% (9.56% at December 31, 2000). The Company pays Vornado a commitment fee equal to 1% per annum on the average daily unused portion of the facility. For the year ended December 31, 2000, the Company paid Vornado $629,833. Amounts may be borrowed under the Revolving Credit Agreement, repaid and reborrowed from time to time on a revolving basis (so long as the principal amount outstanding at any time does not exceed $75,000,000). Principal payments are not required under the Revolving Credit Agreement during its term. The Revolving Credit Agreement prohibits the Company from incurring indebtedness to third parties (other than certain purchase money debt and certain other exceptions) and prohibits the Company from paying dividends. Debt under the Revolving Credit Agreement is fully recourse against the Company. At December 31, 2000, $19,781,538 was outstanding under the Revolving Credit Agreement, which was the largest outstanding balance under the agreement during the last fiscal year.

  Vornado Agreement

     The Company and Vornado have entered into an agreement (the "Vornado Agreement") pursuant to which, among other things, (a) Vornado will under certain circumstances offer the Company an opportunity to become the lessee of certain real property owned now or in the future by Vornado (under mutually satisfactory lease terms) and (b) the Company will not make any real estate investment or other REIT-Qualified Investment (as defined below) unless it first offers Vornado the opportunity to make such investment and Vornado has rejected that opportunity.

     More specifically, the Vornado Agreement requires, subject to certain terms, that Vornado provide the Company with an opportunity (a "Tenant Opportunity") to become the lessee of any real property owned now or in the future by Vornado if Vornado determines in its sole discretion that, consistent with Vornado's status as a REIT, it is required to enter into a "master" lease arrangement with respect to such property and that the Company is qualified to act as lessee thereof. In general, a master lease arrangement is an arrangement pursuant to which an entire property or project (or a group of related properties or projects) is leased to a single lessee. Under the Vornado Agreement, the Company and Vornado will negotiate with each other on an exclusive basis for 30 days regarding the terms and conditions of the lease in respect of each Tenant Opportunity. If a mutually satisfactory agreement cannot be reached within the 30-day period, Vornado may for a period of one year thereafter enter into a binding agreement with respect to such Tenant Opportunity with any third party on terms no more favorable to the third party than the terms last offered to the Company. If Vornado does not enter into a binding agreement with respect to such Tenant Opportunity within such one-year period, Vornado must again offer the Tenant Opportunity to the Company in accordance with the procedures specified above prior to offering such Tenant Opportunity to any other party.

     In addition, the Vornado Agreement prohibits the Company from making (i) any investment in real estate (including the provision of services related to real estate, real estate mortgages, real estate derivatives or entities that invest in the foregoing) or (ii) any other REIT-Qualified Investment, unless it has provided written notice to Vornado of the material terms and conditions of the investment opportunity and Vornado has determined not to pursue such investment either by providing written notice to the Company rejecting the opportunity within 10 days from the date of receipt of notice of the opportunity or by allowing such 10-day period to lapse. As used herein, "REIT-Qualified Investment" means an investment, at least 95% of the gross income from which would qualify under the 95% gross income test set forth in Section 856(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (or could be structured to so qualify), and the ownership of which would not cause Vornado to violate the asset limitations set forth in Section 856(c)(4) of the Code (or could be structured not to cause Vornado to violate the Section 856(c)(4) limitations); provided, however, that "REIT-Qualified Investment" does not include an investment in government securities, cash or cash items (as defined for purposes of Section 856(c)(4) of the Code), money market funds, certificates of deposit, commercial paper having a maturity of not more than 90 days, bankers' acceptances or the property transferred to the Company by the Operating Partnership. The Vornado Agreement also requires the Company to assist Vornado in structuring and consummating any such investment which Vornado elects to pursue, on terms determined by Vornado. In addition, the Company has agreed to notify Vornado of, and make available to Vornado, investment opportunities developed by the Company or of which the Company becomes aware but is unable or unwilling to pursue.

     Under the Vornado Agreement, Vornado provides the Company with certain administrative, corporate, accounting, financial, insurance, legal, tax, data processing, human resources and operational services. Also, Vornado makes available to the Company, at Vornado's offices, space for the Company's principal corporate office. For these services, the Company compensates Vornado in an amount determined in good faith by Vornado as the amount an unaffiliated third party would charge the Company for comparable services and reimburses Vornado for certain costs incurred and paid to third parties on behalf of the Company.

For the year ended December 31, 2000, approximately $330,000 for such services was charged pursuant to the Vornado Agreement.

     Vornado and the Company each have the right to terminate the Vornado Agreement if the other party is in material default of the Vornado Agreement or upon 90 days written notice to the other party at any time after December 31, 2003. In addition, Vornado has the right to terminate the Vornado Agreement upon a change in control of the Company.

     The Company's Charter specifies that one of its corporate purposes is to perform the Vornado Agreement and, for so long as the Vornado Agreement remains in effect, prohibits the Company from making any real estate investment or other REIT-Qualified Investment without first offering the opportunity to Vornado in the manner specified in the Vornado Agreement.

  The Company's Management

     Messrs. Roth, Fascitelli, West and Wight are directors of Vornado. Mr. Roth is also Chairman of the Board and Chief Executive Officer of Vornado, Mr. Fascitelli is also President of Vornado, and certain members of the Company's senior management hold corresponding positions with Vornado.

  Vornado Operating L.P. and the Interstate Exchange

     The Company holds its assets and conducts its business through Company L.P. The Company is the sole general partner of, and as of December 31, 2000 owned a 90.1% partnership interest in, Company L.P. All references to the Company refer to Vornado Operating Company and its subsidiaries including Company L.P.

     Interstate and its three partners -- Steven Roth (Chairman of the Board and Chief Executive Officer of Vornado and the Company), David Mandelbaum (a trustee of Vornado) and Russell B. Wight, Jr. (a trustee of Vornado and a director of the Company) -- beneficially owned, in the aggregate, 17.0% of the Company's Common Stock immedi-ately after the Distribution (excluding shares underlying SARs and options held by Messrs. Roth and Wight for this purpose). Under applicable provisions of the Code, Vornado will not continue to be treated as a REIT unless it satisfies, among other things, requirements relating to the sources of its gross income. Rents received or accrued by Vornado from the Company will not be treated as qualifying rent for purposes of these requirements if Vornado owns, either directly or under the applicable attribution rules, 10% or more of the Common Stock of the Company. Thus, in order to enable rents received or accrued by Vornado from the Company to be treated as qualifying rent for purposes of the REIT gross income requirements and to achieve certain other purposes, pursuant to the Exchange Agreement, dated as of October 16, 1998, between the Company and Interstate, (i) Interstate exchanged 447,017 shares of Common Stock for a 9.9% undivided interest in all of the Company's assets and (ii) Interstate and the Company contributed all of their interests in such assets to Company L.P. and in return Interstate received a 9.9% limited partnership interest and the Company received a 90.1% partnership interest therein. Interstate has the right to have its limited partnership interest in Company L.P. redeemed by Company L.P. either
(a) for cash in an amount equal to the fair market value, at the time of redemption, of 447,017 shares of Common Stock or (b) for 447,017 shares of Common Stock, in each case as selected by the Company and subject to customary anti-dilution adjustments. Interstate and its partners owned approximately 17.7% of the shares of Vornado and approximately 7.9% of the Company's shares as of December 31, 2000.

  The Temperature Controlled Logistics Business and Related Leases

     In October 1997, partnerships (the "Vornado/Crescent Partnerships" or the "Landlord") in which Vornado has a 60% interest and Crescent Real Estate Equities Company ("Crescent") has a 40% interest acquired each of Americold Corporation ("Americold") and URS Logistics, Inc. ("URS"). In June 1998, Vornado/Crescent Partner-ships acquired the assets of Freezer Services, Inc. and in July 1998 acquired the Carmar Group.

     In March 1999, the Company and Crescent Operating Inc. ("Crescent Operating") formed a new partnership -- the "Vornado Crescent Logistics Operating Partnership" (which does business under the name "AmeriCold Logistics") that purchased all of the non-real estate assets of the Vornado/Crescent Partnerships for $48,700,000, of which the Company's share was $29,200,000. The purchase price was proposed by the Vornado/Crescent Partnerships (the Sellers). The Board of Directors of both the Company and Crescent Operating reviewed and approved the transaction after concluding that the price was fair market value at the time of the transaction. To fund its share of the purchase price, the Company utilized $4,600,000 of cash, borrowed $18,600,000 under the Revolving Credit Facility and paid the balance of $6,000,000 in March 2000.

     AmeriCold Logistics, headquartered in Atlanta, Georgia, has 6,700 employees and operates 99 temperature controlled warehouse facilities nationwide with an aggregate of approximately 518 million cubic feet of refrigerated, frozen and dry storage space. Of the 99 warehouses, AmeriCold Logistics leases 88 temperature controlled warehouses with an aggregate of approximately 439 million cubic feet from the Vornado/Crescent Partnership, and manages 11 additional warehouses containing approximately 79 million cubic feet of space. AmeriCold Logistics provides the frozen food industry with refrigerated warehousing and transportation management services. Refrigerated warehouses are comprised of production and distribution facilities. Production facilities typically serve one or a small number of customers, generally food processors, located nearby. These customers store large quantities of processed or partially processed products in the facility until they are shipped to the next stage of production or distribution. Distribution facilities primarily warehouse a wide variety of customers' finished products until future shipment to end-users. Each distribution facility generally services the surrounding regional market. AmeriCold Logistics' transportation management services include freight routing, dispatching, freight rate negotiation, backhaul coordination, freight bill auditing, network flow management, order consolidation and distribution channel assessment. AmeriCold Logistics' temperature controlled logistics expertise and access to both frozen food warehouses and distribution channels enable its customers to respond quickly and efficiently to time-sensitive orders from distributors and retailers.

     AmeriCold Logistics' customers consist primarily of national, regional and local frozen food manufacturers, distributors, retailers and food service organizations including Con-Agra, Tyson Foods, H.J. Heinz & Co., McCain Foods, Sara Lee, J.R. Simplot, Diageo, Pro-Fac Cooperative, Flowers Industries and Norpac Foods.

     On March 11, 1999, AmeriCold Logistics entered into leases covering the warehouses used in this business. The leases, prior to the amendments below, generally have a 15-year term with two five-year renewal options and provide for the payment of fixed base rent and percentage rent based on customer revenues. AmeriCold Logistics is required to pay for all costs arising from the operation, maintenance and repair of the properties, including all real estate taxes and assessments, utility charges, permit fees and insurance premiums, as well as property capital expenditures in excess of $5,000,000 annually. AmeriCold Logistics recognized $164,464,000 of rent expense for the year ended December 31, 2000. AmeriCold Logistics has the right to defer the payment of 15% of fixed base rent and all percentage rent for up to three years beginning on March 11, 1999 to the extent that available cash, as defined in the leases, is insufficient to pay such rent, and pursuant thereto, $19,011,000 (of which the Company's share was $11,406,600) was deferred for the period ended December 31, 2000. The fixed rent for each of the two five-year renewal options is equal to the greater of the then fair market value rent and the fixed rent for the immediately preceding lease year plus 5%.

     On February 22, 2001, the Landlord restructured the Americold Logistics leases to, among other things, (i) reduce 2001's contractual rent to $146,000,000,

(ii) reduce 2002's contractual rent to $150,000,000 (plus contingent rent in certain circumstances), (iii) increase the Landlord's share of annual maintenance capital expenditures by $4,500,000 to $9,500,000 effective January 1, 2000 and (iv) extend the deferred rent period to December 31, 2003 from March 11, 2002.

  Management of AmeriCold Logistics

     Vornado is the day-to-day liaison to the management of AmeriCold Logistics. AmeriCold Logistics pays Vornado an annual fee of $487,000, which is based on the non-real estate assets acquired by Americold Logistics in March 1999. The fee increases by an amount equal to 1% of the cost of new acquisitions, including transaction costs. AmeriCold Logistics provides financial statement preparation, tax and similar services to the Vornado/Crescent Partnerships for an annual fee of $255,000 increasing 2% each year.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee's purpose is to assist the Board of Directors in its oversight of the Company's internal controls and financial statements and the audit process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the American Stock Exchange. The Committee operates pursuant to a Charter that was adopted by the Board on May 31, 2000; a copy of the current Charter is attached to this proxy statement as Annex A.

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect. The Committee has also considered whether the provision of non-audit services provided by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to below and in the Charter, the Audit Committee recommended to the Board of

Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Deloitte & Touche LLP is in fact "independent".

               RICHARD WEST
               DOUGLAS DITTRICK
               MARTIN ROSEN

                      INFORMATION RESPECTING THE COMPANY'S
                              INDEPENDENT AUDITORS

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the Company's independent auditors for the year ended December 31, 2000, for professional services rendered for the audit of the Company's annual financial statements for that fiscal year and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $70,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed to the Company by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2000.

ALL OTHER FEES

     There were no other fees billed for services rendered to the Company by Deliotte and Touche LLP for the year ended December 31, 2000, other than those described above.

RETENTION OF INDEPENDENT AUDITORS FOR THE YEAR 2001

     The Board has retained Deloitte & Touche LLP to act as independent auditors for the fiscal year ending December 31, 2001. The firm of Deloitte & Touche LLP was engaged as independent auditors for the 2000 fiscal year, and representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                       ADDITIONAL MATTERS TO COME BEFORE
                                  THE MEETING

     The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with his discretion on such matters.

    ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS OF NEW BUSINESS

     The By-laws of the Company generally require notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director of the Company at a meeting of stockholders to be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York, 10019 between December 31, 2001, and January 30, 2002. Accordingly, failure by a stockholder to act in compliance with the notice provisions will mean that the stockholder will not be able to nominate directors or propose new business for consideration at the 2002 meeting.

     Stockholders interested in presenting a proposal for inclusion in the proxy statement for the Company's annual meeting of stockholders in 2002 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, Attention: Secretary, not later January 8, 2002.

                           By order of the Board of Directors,

                           Larry Portal
                           Corporate Secretary

May 8, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER
                           VORNADO OPERATING COMPANY

     I. Composition of the Audit Committee: The Audit Committee of the Board of Directors of Vornado Operating Company (the "Company") shall be comprised of at least three directors, each of whom shall not be an officer of the Company and is, in the view of the Board of Directors, free of any relationship that would interfere with the exercise of independent judgment and shall otherwise satisfy the applicable membership requirements under the rules of the American Stock Exchange LLC, as such requirements are interpreted by the Board of Directors in its business judgment.

     II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

          1. in its oversight of the Company's accounting and financial reporting principles and policies and internal controls and procedures;

          2. in its oversight of the Company's financial statements and the independent audit thereof;

          3. in selecting (or nominating the outside auditors to be proposed for stockholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors; and

          4. in evaluating the independence of the outside auditors.

     The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management of the Company is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

     The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for stockholder approval in the proxy statement).

     The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board No. 1.

     III. Meetings of the Audit Committee: In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV, the Audit Committee should meet separately at least annually with management and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the

Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

          1. with respect to the outside auditor,

               (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

               (ii) to review the fees charged by the outside auditors for audit and non-audit services;

               (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may affect the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence; and

               (iv) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors (as assisted by the Audit Committee);

          2. with respect to financial reporting principles and policies and internal controls and procedures,

               (i) to advise management and the outside auditors that they are expected to provide to the Audit

          Committee a timely analysis of significant financial reporting issues and practices;

               (ii) to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU
          Section 380), as may be modified or supplemented;

               (iii) to meet with management and/or the outside auditors:

               - to discuss the scope of the annual audit;

               - to discuss the audited financial statements;

               - to discuss any significant matters arising from any audit or report or communication referred to in item 2(ii) above, whether raised by management or the outside auditors, relating to the Company's financial statements;

               - to review the form of opinion the outside auditors propose to render to the Board of Directors and stockholders;

               - to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors or management; and

               - to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

               (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

               (v) to discuss with the Company's outside counsel any significant legal matters that may have a material effect on the financial statements and the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

          3.  with respect to reporting and recommendations,

               (i) to prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

               (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

               (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

     V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

                           VORNADO OPERATING COMPANY

                                     PROXY

    The undersigned stockholder, revoking all prior proxies, hereby appoints Steven Roth and Michael Fascitelli, and each of them, as proxies, each with full power of substitution, to attend, and to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders of Vornado Operating Company, a Delaware corporation (the "Company"), to be held at the Marriott Hotel, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Wednesday, May 30, 2001 at 10:00 A.M., local time, upon any and all business as may properly come before the meeting and all postponements or adjournments thereof. Said proxies are authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND OTHERWISE IN THE DISCRETION OF THE PROXIES.

                (Continued and to be Executed, on Reverse side)

                          (Continued from other side)

1.   ELECTION OF DIRECTORS:
     The Board of Directors recommends a Vote "FOR" Election of the nominees for Directors listed below.
     [ ]  FOR all nominees listed below
     [ ]  WITHHOLD AUTHORITY to vote for all nominees
     Nominees:  Steven Roth
     Michael D. Fascitelli
     (each for a term ending at the Annual Meeting of Stockholders in 2004)
     To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

     ------------------------------------------------------------

                                              Address Change and/or Comments [ ]

                                              Please date and sign as your
                                              name or names appear hereon.
                                              Each joint owner must sign.
                                              (Officers, Executors,
                                              Administrators, Trustees, etc.,
                                              will kindly so indicate when
                                              signing.)

                                              Dated -----------, 2001

                                              --------------------------------
                                               Signature(s) of Stockholder(s)

                                              INDICATE YOUR VOTE (X) IN BLACK
                                              OR BLUE INK. [X]

    PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.